UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  May 9, 2012

City National Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10521	95-2568550
(Commission File Number)	(IRS Employer Identification No.)

City National Plaza
555 S. Flower Street, Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (213) 673-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02.                                                                                    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 9, 2012, City National Corporation (the Corporation) held its annual meeting of stockholders at which the stockholders approved an amendment to the Corporation’s 2008 Omnibus  Plan which is effective immediately.  The amendment to the 2008 Omnibus Plan is described under Proposal 3 in the Corporation’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities Exchange Commission on March 30, 2012 (2012 Proxy Statement) which description is incorporated into this item 5.02 by reference.

Item 5.07.                                                                                          Submission of Matters to a Vote of Security Holders.

On May 9, 2012, the Corporation held its annual meeting of stockholders. The Corporation’s stockholders approved each of the five proposals detailed in the Corporation’s 2012 Proxy Statement.

Proposal 1

The election of four Class III directors for a term expiring in 2013:

Name	For	Against	Abstain	Broker Non-Vote

Kenneth L. Coleman	45,200,155	1,668,970	150,970	3,054,059
Bruce Rosenblum	45,216,980	1,658,241	144,851	3,054,059
Peter M. Thomas	46,393,587	464,237	162,248	3,054,059
Christopher Warmuth	43,646,857	3,201,020	172,195	3,054,059

Proposal 2

Ratification of the selection of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Vote

49,638,029	305,505	130,597	—

Proposal 3

Amendment of the 2008 Omnibus Plan:

For	Against	Abstain	Broker Non-Vote

35,403,557	11,415,451	201,064	3,054,059

Proposal 4

Amendment of the Restated Certificate of Incorporation:

For	Against	Abstain	Broker Non-Vote

46,596,643	245,786	177,643	3,054,059

Proposal 5

Advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Vote

34,933,996	11,892,607	193,469	3,054,059

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

May 14, 2012	By:	/s/ Michael B. Cahill
Michael B. Cahill
Executive Vice President, General Counsel
and Corporate Secretary